Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ingredion Incorporated of our reports dated June 17, 2019, relating to the financial statements of (i) the Ingredion Incorporated Retirement Savings Plan for Salaried Employees appearing in such plan’s 2018 Annual Report on Form 11-K and (ii) the Ingredion Incorporated Retirement Savings Plan for Hourly Employees appearing in such plan’s 2018 Annual Report on Form 11-K.

/s/ Crowe LLP

Crowe LLP

Oak Brook, Illinois

December 18, 2019